                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                            ONEITA INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12

       1) Title of each class of securities to which transaction applies:

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       2) Aggregate number of securities to which transaction applies:

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       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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       4) Proposed maximum aggregate value of transaction:

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       5) Total fee paid:

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       [ ]  Fee paid previously with preliminary materials.

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       [ ]  Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule, and the date of its filing.

       1) Amount Previously Paid:

       2) Form, Schedule or Registration Statement No.:

       3) Filing Party:

       4) Date Filed:

                            ONEITA INDUSTRIES, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               FEBRUARY 27, 1997
                            ------------------------

To the Stockholders of
     ONEITA INDUSTRIES, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Oneita Industries, Inc. will be held at the Crowne Plaza Atlanta Airport Hotel, located at 1325 Virginia Avenue, Atlanta, Georgia, on February 27, 1997 at 10:30 a.m., or at any adjournment thereof, for the following purposes:

     1. To elect eight directors to the Board of Directors.

     2. To consider and act upon such other business as may properly come before this meeting or any adjournment thereof.

     The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.

     Only stockholders of record on the books of the Company at the close of business on January 15, 1997 will be entitled to vote at the Annual Meeting of Stockholders or at any adjournment thereof. You are requested to sign, date and return the enclosed Proxy at your earliest convenience in order that your shares may be voted for you as specified.

                                          By Order of the Board of Directors,

                                          EDWARD I. KRAMER
                                          Secretary

January 17, 1997
Charleston, South Carolina

                            ONEITA INDUSTRIES, INC.
                             4130 FABER PLACE DRIVE
                                   SUITE 200
                        CHARLESTON, SOUTH CAROLINA 29405
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 27, 1997
                            ------------------------

     The Annual Meeting of Stockholders of ONEITA INDUSTRIES, INC. (the "Company") will be held on Thursday, February 27, 1997 at the Crowne Plaza Atlanta Airport Hotel, Atlanta, Georgia, at 10:30 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 27, 1997 AND AT ANY ADJOURNMENTS OF SUCH MEETING. The approximate date on which this proxy statement and the enclosed proxy are being first mailed to stockholders is January 17, 1997.

     If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified. Any person executing the proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.

VOTING RIGHTS

     Only stockholders of record on January 15, 1997 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournment thereof. The Company has outstanding one class of voting capital stock, namely 9,269,739 shares of Common Stock, $.25 par value. Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote at the Annual Meeting of Stockholders.

     The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders is required for approval of each matter to be submitted to a vote of the stockholders. For purposes of determining whether proposals have received a majority vote, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so called "broker non-votes"), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will have no effect on the vote, but will be counted in the determination of a quorum.

                               SECURITY OWNERSHIP

     The following table sets forth as of the Record Date certain information with regard to ownership of the Company's Common Stock by, (i) each beneficial owner of 5% or more of the Company's Common Stock, based on reports filed with the Securities and Exchange Commission; (ii) each director and each executive officer named in the "Summary Compensation Table"; and (iii) all executive officers and directors of the Company as a group:

                                                                  SHARES OF
                        NAME AND ADDRESS                         COMMON STOCK          PERCENT OF
                      OF BENEFICIAL OWNER                     BENEFICIALLY OWNED        CLASS(1)
    --------------------------------------------------------  ------------------       ----------
    Avondale Mills, Inc.(2).................................       2,270,833              24.0%
    Heartland Advisors, Inc.(3).............................       1,311,600              13.9%
    Gintel Fund(4)..........................................         890,000               9.4%
    Robert M. Gintel........................................       2,115,000(5)           22.5%
    Meyer A. Gross..........................................          13,350(6)             --
    John G. Hudson..........................................          32,500(7)             --
    H. Varnell Moore........................................           7,500(7)             --
    Lewis Rubin.............................................          25,500(7)             --
    C. Michael Billingsley..................................           5,600(8)             --
    Jack Altherr, Jr........................................           2,000(9)(10)         --
    G. Stephen Felker.......................................          18,500(10)            --
    William H. Boyd.........................................          10,208(11)            --
    Directors and officers as a group (11 persons)..........       2,241,208(12)          23.7%

---------------

 (1) Unless otherwise indicated, (a) no director beneficially owns more than 1% of the Company's Common Stock; and (b) ownership represents sole voting and investment power.

 (2) The address for Avondale Mills, Inc. is P.O. Box 1109, Monroe, Georgia
     30655.

 (3) The address for Heartland Advisors, Inc. is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.

 (4) The address for the Gintel Fund is 6 Greenwich Office Park, Greenwich, Connecticut 06831.

 (5) Represents 1,100,000 shares of the Company's Common Stock directly owned of record by Mr. Gintel, 125,000 shares of Common Stock issuable upon the exercise of warrants which are currently exercisable, and 890,000 shares of the Company's Common Stock beneficially owned by the Gintel Fund.

 (6) Includes options exercisable within sixty (60) days of the Record Date for 8,250 shares under the Company's Non-Qualified Stock Option Plan and 4,000 shares under the Company's Outside Director Stock Option Plan.

 (7) Includes options exercisable within sixty (60) days of the Record Date for 7,500 shares under the Company's Outside Director Stock Option Plan.

 (8) Does not include 5,000 shares of Common Stock owned by Mr. Billingsley's wife, as to which he disclaims beneficial ownership.

 (9) Represents options exercisable within sixty (60) days of the Record Date for 2,000 shares of the Company's Common Stock under the Company's Outside Director Stock Option Plan.

(10) Does not include 2,270,833 shares of Common Stock owned of record by Avondale Mills, Inc. of which Messrs. Altherr and Felker are executive officers and directors and thus may share certain voting, investment and dispositive powers.

(11) Includes options exercisable within sixty (60) days of the Record Date for 2,500 shares of the Company's Common Stock under the Company's Stock Option Plan and 3,550 shares under the Company's Non-Qualified Stock Option Plan.

(12) Includes options exercisable within sixty (60) days of the Record Date for an aggregate of 6,250 shares of the Company's Common Stock under the Company's Stock Option Plan, 17,650 shares under the Company's Non-Qualified Stock Option Plan, 28,500 shares under the Company's Outside Director Stock Option Plan, and 125,000 shares issuable upon the exercise of certain warrants by Mr. Gintel.

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation presently provides for a Board of Directors consisting of not less than three nor more than nine directors, who serve until the next Annual Meeting of Stockholders or until their successors have been chosen and qualify. The Company's Board of Directors now consists of eight directors as set forth below:

Jack R. Altherr,
  Jr.(2)(3)(4)                  Robert M. Gintel(1)(2)(4)(5)      H. Varnell Moore(1)(4)
C. Michael Billingsley(4)       Meyer A. Gross(1)(3)              Lewis Rubin(2)(3)
G. Stephen Felker(1)            John G. Hudson(1)(4)

---------------
(1) Member of Compensation Committee.

(2) Member of Nominating Committee.

(3) Member of Audit Committee.

(4) Member of Executive Committee.

(5) Ex Officio Member of Audit Committee.

     Shares represented by executed proxies in the form enclosed will be voted, if authority to do so is not withheld, for the election as directors of the aforesaid nominees unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

     Directors who are not employees of the Company receive an annual fee of $10,000 and a fee of $1,000 for each Board of Directors meeting attended and $750 for each Committee meeting attended ($1,000 for the committee chairmen) and are reimbursed for expenses incurred relating to their directorship. All directors also receive $100,000 of term life insurance and are eligible to participate in the Company's medical insurance plan at the expense of the Company.

     There were seven meetings of the Board of Directors during the fiscal year ended September 28, 1996. For the fiscal year ended September 28, 1996, there were three meetings of the Audit Committee, four meetings of the Compensation Committee, two meetings of the Nominating Committee and four meetings of the Executive Committee. Each director attended or participated in at least 75% of the meetings of the Board of Directors and the committees thereof on which he served, except that H. Varnell Moore did not attend 75% of the meetings of the Compensation Committee. The Company's Audit Committee is involved in discussions with the Company's independent public accountants with respect to the scope and results of the Company's year-end audit, the Company's internal accounting controls and the professional services furnished by the independent auditors to the Company. The Compensation Committee recommends to the Board of Directors executive compensation and the granting of stock options to key employees. See "Compensation Committee Report on Executive Compensation." The Nominating Committee identifies and proposes to the full Board of Directors nominees to fill vacancies on the Board of Directors as they occur and nominates directors for election at the annual meeting of stockholders. The Executive Committee is empowered when the Board of Directors is not in session to authorize transactions entered into by the Company in the ordinary course of business, borrow money, issue notes or other obligations and evidence of indebtedness and lease or rent real property.

PRINCIPAL OCCUPATIONS OF DIRECTORS

     The following is a brief account of the business experience for the past five years of the Company's directors:

     MR. ROBERT M. GINTEL (68 years of age), Chairman of the Board of the Company since October 1993, has been Senior Partner of Gintel & Co., a New York Stock Exchange member firm, since 1969; Chairman and Chief Executive Officer of Gintel Equity Management Inc., an investment advisor registered under the Investment Advisors Act of 1940, since 1971; and Trustee, Chairman and Chief Executive Officer of Gintel Fund, an open-end non-diversified investment company registered under the Investment Company Act of 1940, since 1980. Mr. Gintel is also a director of XTRA Corporation. See "Certain Transactions".

     C. MICHAEL BILLINGSLEY (45), a director of the Company since March 1996, has been President and Chief Executive Officer of the Company since March 1996. Prior to joining the Company, from July 1990 to March 1996, Mr. Billingsley was Corporate Vice President of Avondale Mills, Inc. and President of Avondale Yarns. See "Certain Transactions".

     MR. JACK R. ALTHERR, JR. (47), a director of the Company since February 1996, has been Vice Chairman, Chief Financial Officer, Secretary and a Director of Avondale Mills, Inc. since October 1988. In addition, Mr. Altherr served in various administrative and financial positions with Avondale Mills, Inc. from July 1982 to October 1988. See "Certain Transactions".

     MR. G. STEPHEN FELKER (45), a director of the Company since August 1996, has been Chairman of the Board, President, and Chief Executive Officer of Avondale Mills, Inc. since 1986, President and Chief Executive Officer of Avondale Incorporated since 1980 and Chairman of the Board, President and Chief Executive Officer of Avondale Incorporated since 1992. Mr. Felker is also a director of Wachovia Bank of Georgia. See "Certain Transactions".

     MR. MEYER A. GROSS (60), a director of the Company since June 1988, has been a practicing attorney in the State of New York since 1961 and, since 1985 has been a partner in the law firm of Schweitzer Cornman & Gross and its predecessor firms, intellectual property counsel to the Company.

     MR. LEWIS RUBIN (59), a director of the Company since October 1993, has been President, Chief Executive Officer and a director of XTRA Corporation, a transportation equipment leasing company, since April 1990.

     MR. JOHN G. HUDSON (71), a director of the Company since December 1993, was President and Chief Operating Officer of Avondale Mills, Inc. from 1986 through 1990. Mr. Hudson is also a director of West Point Stevens, Inc.

     MR. H. VARNELL MOORE (60), a director of the Company since November 1994, was President, Chief Executive Office and a director of Woolrich, Inc., a manufacturer of outdoor wear, from July 1993 through May 1996. For more than three years prior thereto, he was Vice President of VF Corporation, a manufacturer of sportswear and other apparel.

                                   MANAGEMENT

OFFICERS OF THE COMPANY

     The executive officers of the Company are as follows:

                   NAME                                    OFFICE HELD
------------------------------------------  -----------------------------------------
Robert M. Gintel..........................  Chairman of the Board
C. Michael Billingsley....................  President and Chief Executive Officer
William H. Boyd...........................  Vice President-Administration and
                                            Treasurer
E. Franklin Impson, Jr....................  Vice President and Controller
Edward I. Kramer..........................  Secretary

     MR. WILLIAM H. BOYD (49), Vice President-Administration since January 1986 and Treasurer since September 1994, has been employed by the Company in various accounting and financial positions since August 1982.

     MR. E. FRANKLIN IMPSON, JR. (38), has been Vice President of the Company since September 1994 and Controller since February 1994. Mr. Impson has been employed by the Company in various finance positions since January 1993. Prior to joining the Company, Mr. Impson held various accounting positions, including that of Controller for Buster Brown Apparel, Inc., a division of Gerber Products Company.

     MR. EDWARD I. KRAMER (62), has been a practicing attorney in the State of New York since 1960, and is a member of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., counsel to the Company. Mr. Kramer was appointed Secretary in August 1988. See "Certain Transactions".

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation with respect to the Chief Executive Officer, one other executive officer, and two former executive officers whose total annual salary and bonus equaled or exceeded $100,000 in fiscal 1996, for services rendered for the fiscal years ended September 28, 1996 and September 30, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                          ANNUAL COMPENSATION(1)          -----------------------------
                                      -------------------------------       STOCK
                                      FISCAL                               OPTION          ALL OTHER
    NAME AND PRINCIPAL POSITION        YEAR       SALARY       BONUS      AWARDS(#)     COMPENSATION(2)
------------------------------------  ------     --------     -------     ---------     ---------------
C. Michael Billingsley..............   1996      $156,250     $50,000           --         $     600
  Chief Executive Officer              1995            --          --           --                --
                                       1994            --          --           --                --
William H. Boyd.....................   1996      $108,254          --           --         $   1,485
  Vice President, Treasurer            1995       107,250          --        2,000             1,453
                                       1994       100,417     $10,042        3,000             1,300
Herbert J. Fleming..................   1996      $200,000          --           --         $ 101,907(5)
  President, Chief Financial           1995       293,750     $16,000(4)    20,000             1,875
  Officer(3)                           1994       275,000      50,375(4)    50,000             1,780
J. Roger Holland....................   1996      $187,500          --           --         $  86,507(7)
  Executive Vice President             1995       293,750          --       50,000             1,200
  Sales and Marketing(6)               1994       137,500     $16,952       50,000               500

---------------
(1) No Other Annual Compensation is shown because the amounts of perquisites and other non-cash benefits provided by the Company do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the respective officer.

(2) All Other Compensation includes (a) for fiscal 1996, $600, $778, $1,200, and $800 of premiums paid by the Company in respect of term life insurance policies on each of Messrs. Billingsley, Boyd, Fleming and Holland, and $707 contributed by the Company to Messrs. Boyd's, Fleming's and Holland's accounts pursuant to the Company's 401(k) Savings Plan, (b) for fiscal 1995, $778, $1,200 and $1,200 of premiums paid by the Company in respect of term life insurance policies on each of Messrs. Boyd, Fleming and Holland and $675 contributed by the Company to Messrs. Boyd's and Fleming's accounts pursuant to the Company's 401(k) Savings Plan; and (c) for fiscal 1994, $720, $1,200 and $500 premiums paid by the Company in respect of term life insurance policies on Messrs. Boyd, Fleming and Holland, respectively, and $580 contributed by the Company to Messrs. Boyd's and Fleming's accounts pursuant to the Company's 401(k) Savings Plan.

(3) Mr. Fleming resigned as an officer and director of the Company on July 1, 1996.

(4) Includes a $16,000 annual travel expense allowance paid to Mr. Fleming.

(5) Includes a severance payment of $100,000.

(6) Mr. Holland resigned as an officer of the Company on May 15, 1996.

(7) Includes a severance payment of $85,000.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     During the fiscal year ended September 28, 1996, no stock options were granted to any of the Company's executive officers.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES

     No stock options were exercised during fiscal 1996. The following table sets forth all unexercised stock option grants to the executive officers named in the "Summary Compensation Table" as of September 28, 1996.

                                                                                           VALUE OF UNEXERCISED
                                                                                               IN-THE-MONEY
                                                             NUMBER OF UNEXERCISED              OPTIONS AT
                                SHARES                    OPTIONS AT FISCAL YEAR-END        FISCAL YEAR END(2)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME               EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------  -----------   -----------   -----------   -------------   -----------   -------------
C. Michael Billingsley......         --            --            --             --          --             --
William H. Boyd.............         --            --         5,050          1,000           0              0
Herbert J. Fleming..........         --            --        75,750         10,000           0              0
J. Roger Holland............         --            --            --             --           0              0

---------------
(1) Values are calculated by subtracting the exercise price from the fair market value of the Common Stock as of the exercise date.

(2) Based upon the closing price of the Company's Common Stock of $4.00 on September 28, 1996.

EXECUTIVE MANAGEMENT INCENTIVE PROGRAM

     The Company has an executive management incentive program which is intended to provide financial incentives to senior management and other key employees, as defined, of the Company upon meeting certain predetermined objectives. These objectives include the Company attaining certain levels of earnings and eligible employees achieving individual performance goals as determined by the Board of Directors. The Board of Directors, in its sole discretion, shall determine those employees eligible for the executive management incentive program at the beginning of each year.

     For the year ended September 28, 1996, approximately 100 employees were eligible to participate in the executive management incentive program. No amounts have been or will be paid under the executive management incentive program for the fiscal year ended September 28, 1996.

401(K) SAVINGS PLAN

     The Company sponsors a retirement plan (the "401(k) Savings Plan") intended to be qualified under section 401(k) of the Internal Revenue Code of 1986, as amended. All employees over age 21 who have completed at least 1,000 hours in their first year of employment by the Company are eligible to participate in the 401(k) Savings Plan. Employees may contribute to the 401(k) Savings Plan on a tax deferred basis up to 15% of their total annual salary, but in no event more than the maximum permitted by the Code ($9,500 in calendar 1997). The Company matches all employee contributions up to $500 per year per employee, and all Company contributions are fully vested. As of September 28, 1996, approximately 1,218 employees had elected to participate in the 401(k) Savings Plan. For the fiscal year ended September 28, 1996, the Company contributed approximately $620,000 to the 401(k) Savings Plan, of which $500 was a contribution for Mr. Boyd.

     Effective May 1, 1993, the Company's profit sharing plan was merged with and into the 401(k) Savings Plan, and now operates as part of the 401(k) Savings Plan. For each plan year, the Company contributes to the profit sharing component of the 401(k) Savings Plan an amount equal to the lesser of (a) $450,000, (b) the greater of (i) 3.765% of its net income, as defined, for the fiscal year ending during such plan year, or (ii) $120,000 (c) 15% of that year's participants' earnings plus any available carryover from prior years or
(d) the maximum amount permitted by law based on available or accrued profits. Employees may also contribute one to ten percent (in whole multiples) of their earnings to the profit sharing component of the 401(k) Savings Plan, up to a maximum of (i) 25% of compensation for the plan year; or (ii) $30,000. All Company contributions are fully vested and are allocated to employees accounts proportionally based on their respective earnings, up to a maximum of $20,000 per year per participant.

STOCK PLANS

     Stock Option Plan

     Under the Company's Stock Option Plan (the "Plan"), key employees, directors and officers may be granted options to purchase an aggregate of 514,652 shares of the Company's Common Stock. The term "key employees" includes employees whose judgment, initiative and efforts are deemed valuable for the successful conduct and development of the Company's business. The Plan is administered by the Compensation Committee (the "Committee"), consisting of at least three members of the Board of Directors. The Committee, subject to provisions in the Plan, will designate, in its discretion, which persons are to be granted options, the number of shares subject to each option, the number of options to be granted and the period of each option. Each recipient must be an employee of the Company at the time of grant and throughout the period ending on the day three months before the date of exercise. Under the terms of the Plan, the exercise price of the shares subject to each option granted will be not less than 100% of the fair market value at the date of grant, or 110% of such fair market value for options granted to any employee or director who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. Adjustments will be made to the purchase price in the event of stock dividends, corporate reorganizations, or similar events. During fiscal 1996, no options were granted under the Plan. As of September 28, 1996, options to purchase 58,994 shares were exercisable and options to purchase 215,881 shares have been exercised.

     Non-Qualified Stock Option Plan

     In February 1990, the Company's stockholders approved a Non-Qualified Stock Option Plan (the "Non-Qualified Plan") which covers 453,876 shares of the Company's Common Stock. The options become exercisable in installments as determined at the time of grant by the Board of Directors. During fiscal 1996, the Company's options were granted under the Non-Qualified Plan. As of September 28, 1996, options to purchase 94,681 shares were exercisable, and 57,040 options have been exercised.

     Outside Director Stock Option Plan

     In February 1995, the Company's stockholders approved an Outside Director Stock Option Plan (the "Director Plan") which covers 60,000 shares of the Company's Common Stock and became effective November 15, 1994. All directors of the Company who are not employees of the Company, of which there are presently six (6), are eligible to participate in the Director Plan. The Director Plan is administered by the Board of Directors. Under the Director Plan, each non-employee director annually is granted options to purchase 2,000 shares of Common Stock at a price equal to the fair market value on the date of grant. During fiscal 1996, the Company granted options to purchase 10,000 shares of Common Stock at an exercise price of $6.125.

     Employee Stock Purchase Plan

     In February 1996, the Company's stockholders approved an Employee Stock Purchase Plan (the "Stock Purchase Plan") which makes available 250,000 shares of the Company's Common Stock for purchase by eligible employees of the Company and certain of its subsidiaries. An eligible employee may elect to participate in the Stock Purchase Plan by authorizing limited payroll deductions to be applied to the purchase of Common Stock. As of September 28, 1996, the Stock Purchase Plan had not yet been implemented.

CERTAIN TRANSACTIONS

     In January 1996, the Company issued 10% subordinated notes to Avondale Mills, Inc. and Robert M. Gintel in the aggregate principal amount of $15,000,000 maturing February 26, 1999, concurrently with the funding of the Company's new bank credit facility. In August 1996, the note issued to Avondale Mills, Inc. in the principal amount of $7,500,000, along with accrued interest thereon, was converted into 2,270,833 shares of Common Stock of the Company at a rate of $3.50 principal amount of notes per share of Common Stock in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The remaining notes payable to Mr. Gintel are subordinated to the Company's bank debt and certain other senior debt. The proceeds from issuance of the subordinated notes have been used for working capital and capital expenditures. During fiscal 1996, the Company determined not to proceed with a proposed rights offering of Common Stock which had been intended to repay the subordinated notes issued to Avondale Mills, Inc. and 50% of the subordinated notes payable to Mr. Gintel. In addition, in connection with the issuance of one of the notes to Robert M. Gintel, the Company issued to Robert M. Gintel a warrant to purchase up to 125,000 shares of Common Stock at $7.00 per share. The issuance of such warrant was approved by stockholders of the Company in February 1996. See "Security Ownership".

     During fiscal 1996, the Company made purchases totaling approximately $43,512,678 of yarn and other raw materials from Avondale Mills, Inc. Messrs. Altherr, Jr. and Felker are directors of the Company and are directors and executive officers of Avondale Mills, Inc. C. Michael Billingsley, the Company's President and Chief Executive Officer, is a former executive officer of Avondale Mills, Inc. John G. Hudson, a director of the Company, is a former President and Chief Operating Officer of Avondale Mills, Inc. See "Security Ownership", "Election of Directors -- Principal Occupations of Directors".

     Edward I. Kramer, Secretary of the Company, is a member of Blau, Kramer, Wactlar & Lieberman, P.C., counsel to the Company. For the fiscal year ended September 28, 1996, the Company paid $118,183 in legal fees to the firm.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors consisted during fiscal 1996 of Messrs. Hudson (Chairman), Gintel, Gross, and Moore. Mr. Gintel is Chairman of the Board of the Company. In January 1996, the Company issued 10% subordinated notes to Robert M. Gintel in the aggregate principal amount of $7,500,000 maturing February 26, 1999, concurrently with the funding of the Company's new bank credit facility. The notes payable to Mr. Gintel are subordinated to the Company's bank debt and certain other senior debt. In addition, in connection with the issuance of one of the notes to Robert M. Gintel, the Company issued to Robert M. Gintel a warrant to purchase up to 125,000 shares of Common Stock at $7.00 per share. The issuance of such warrant was approved by stockholders of the Company in February 1996. The proceeds from issuance of the subordinated notes have been used for working capital and capital expenditures. During fiscal 1996, the Company determined not to proceed with a proposed rights offering of Common Stock which had been intended to repay 50% of the subordinated notes payable to Mr. Gintel.

          In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Compensation Committee Report on Executive Compensation" and "Company Stock Performance" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of the Company's executive officers is generally determined by the Compensation Committee of the Board of Directors. Except as otherwise disclosed herein, each member of the Compensation Committee is a director who is not an employee of the Company or any of its affiliates.

GENERAL POLICIES

     The Company's compensation programs are intended to enable the Company to attract, motivate, reward and retain the management talent required to achieve aggressive corporate objectives in a rapidly changing industry, and thereby increase stockholder value. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of the Company's business. To attain these objectives, the Company's executive compensation program includes a competitive base salary, coupled with a substantial cash incentive component under its executive management incentive program which is "at risk" based on the performance of the Company's business, primarily as reflected in the achievement of financial goals. As a general matter, as an executive officer's level of management responsibility in the Company increases, a greater portion of his or her potential total compensation depends upon the Company's performance as measured by objective standards over one or more years.

     Stock options are granted to employees, including the Company's executive officers, by the Compensation Committee under the Company's Stock Option Plan and Non-Qualified Stock Option Plan. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the market value of Common Stock on the date of grant, have a maximum term of five to ten years and generally become exercisable for half of the option shares one year from the date of grant and for all of the option shares two years from the date of grant. Among the Company's executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are awarded to the officers who, in the view of the Compensation Committee, have the greatest potential impact on the Company's profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

     From time to time, the Compensation Committee utilizes the services of independent consultants to perform analyses and to make recommendations to the Committee relative to executive compensation matters. No compensation consultant is paid on a retainer basis and none such services were utilized during fiscal 1996.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE

     The Compensation Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries which will be paid to the Company's executive officers during the coming year. In setting salaries, the Compensation Committee takes into account several factors, including the Company's existing salary structure, the extent to which an individual has participated in the incentive compensation and stock option plans maintained by the Company and its affiliates, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

     The Compensation Committee also determines the terms of the Company's executive management incentive program. In doing so, the Compensation Committee reviews management's plans for the Company's growth and profitability, determines the criteria to be used for the determination of bonus awards under the executive management incentive program and fixes the levels of target and maximum awards for participants and the level of attainment of financial performance objectives necessary for awards to be made under each incentive compensation plan.

     For fiscal 1996, no bonuses were paid or will be paid pursuant to the Company's executive management incentive program because none of the financial targets thereunder were achieved. Under that plan, target awards for such officers ranging from 40% to 50% of the participant's salary at year end were payable depending upon the level of the Company's operating income (or, in the case of certain officers who had management responsibility for one of the Company's operating groups, depending in part on the performance of such individual and his operating group). Under the terms of this plan, no incentive bonus was payable to an executive officer unless a specified level of the Company's operating income or the operating group's or individual's performance target, as the case may be, was achieved. The plan was designed in such a way as to disproportionately increase or decrease a participant's incentive bonus in the event that actual results exceed or fall short, respectively, of targeted levels.

     Stock options are granted to key employees, including the Company's executive officers, by the Compensation Committee under the Plan and the Non-Qualified Plan. Among the Company's executive officers, the number of shares subject to options granted to each individual generally depends upon his or her base salary and the level of that officer's management responsibility. The largest grants are awarded to the officers who, in the view of the Compensation Committee, have the greatest potential impact on the Company's profitability and growth. For fiscal 1996, no stock options were granted pursuant to the Plan and the Non-Qualified Plan.

COMPENSATION OF PRESIDENT AND CHAIRMAN OF THE BOARD

     For fiscal 1996, Mr. C. Michael Billingsley, the Company's President and Chief Executive Officer, received a base salary at the annual rate of $300,000 and a bonus of $50,000, which was granted to Mr. Billingsley in lieu of moving and relocation expenses. Such compensation was approved by the Compensation Committee, taking into account, among other things, the existing compensation structure for the prior chief executive officer of the Company.

     During fiscal 1995, the Compensation Committee recommended the payment of $50,000 annually to Mr. Robert M. Gintel, the Company's Chairman of the Board, which the Compensation Committee believed was appropriate in light of Mr. Gintel's contributions to the Company. During fiscal 1996, Mr. Gintel declined to accept this payment and also declined to accept any options to purchase shares of Common Stock under the Company's stock option plans.

                                          The Compensation Committee

                                          John G. Hudson, Chairman
                                          Robert M. Gintel
                                          Meyer A. Gross
                                          H. Varnell Moore

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and the NYSE. Based solely upon the Company's review of the copies of the forms it has received, the Company believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 1996, except that due to administrative errors, C. Michael Billingsley filed one report relating to one purchase of Common Stock late, Herbert Fleming, a former officer and director of the Company, failed to timely file one report covering five sales of Common Stock by members of his family, and G. Stephen Felker filed an initial report on Form 3 late.

                           COMPANY STOCK PERFORMANCE

     The following graph sets forth the cumulative total stockholder return to the Company's stockholders during the five year period ended September 28, 1996 as well as an overall stock market index (S & P 500 Index) and the Company's peer group index (S & P Textiles (Apparel)):

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                AMONG ONEITA INDUSTRIES, INC., THE S&P 500 INDEX
                     AND THE S&P TEXTILES (APPAREL) INDEX.

        MEASUREMENT PERIOD             ONEITA INDUS-                          S & P TEXTILES
      (FISCAL YEAR COVERED)             TRIES, INC.          S & P 500           (APPAREL)
9/91                                               100                 100                 100
9/92                                               148                 111                 103
9/93                                                71                 125                  79
9/94                                               120                 130                  87
9/95                                                93                 169                  85
9/96                                                44                 203                 115

---------------
* $100 invested on September 30, 1991 in Stock or Index -- Including reinvestment of dividends.
  Fiscal year ending September 30.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP acted as the Company's independent auditors for the year ended September 28, 1996 and has been selected by the Board of Directors, upon the recommendation of the Audit Committee, to continue to act as the Company's independent auditors in the Company's 1997 fiscal year.

     A representative of Arthur Andersen LLP plans to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

     The Company has enclosed its Annual Report of Stockholders for the fiscal year ended September 28, 1996 with this Proxy Statement. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

                           MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any business other than specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto, in accordance with their judgment.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER AS OF THE RECORD DATE, COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, UPON WRITTEN REQUEST DELIVERED TO EDWARD I. KRAMER, SECRETARY, AT THE COMPANY'S OFFICES AT 4130 FABER PLACE DRIVE, SUITE 200, CHARLESTON, SOUTH CAROLINA 29405.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview. The Company may also request brokerage houses and other custodians, and, nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held by record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to the beneficial owners of the stock held of record by such persons.

     Stockholder proposals with respect to the Company's next Annual Meeting of Stockholders must be received by the Company no later than October 15, 1997 to be considered for inclusion in the Company's next Proxy Statement.

                                          By Order of the Board of Directors,

                                          EDWARD I. KRAMER
                                          Secretary

January 17, 1997
Charleston, South Carolina

                            ONEITA INDUSTRIES, INC.
                               BOARD OF DIRECTORS

The undersigned hereby appoints C. Michael Billingsley and Robert M. Gintel, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in ONEITA INDUSTRIES, INC., a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held February 27, 1997 and any adjournments thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. STOCKHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE HEREOF.

                                                                    -----------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    -----------

/X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

      The Board of Directors recommends a vote FOR the following proposals.


1. Election of the following nominees, as set forth in the proxy statement.

                FOR all nominees listed         WITHHOLD AUTHORITY
                below (except as marked         to vote for all
                to the contrary below)          nominees listed below

                        /  /                            /  /

NOMINEES: Jack R. Altherr, Jr., C. Michael Billingsley, G. Stephen Felker, Robert M. Gintel, Meyer A. Gross, John G. Hudson, H. Varnell Moore, Lewis Rubin

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

_________________________________________________


2. Upon such other business as may properly come before the meeting.


PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


___________________[L.S.]____________________[L.S.] Dated: _____________, 1997

(Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)